Exhibit 23
                                                            ----------



                       Independent Auditors' Consent
                       -----------------------------



The Board of Directors
Kestrel Energy, Inc.:


We consent to the incorporation by reference in the registration statement (No. 33-63171)on Form S-8, registration statement (No. 33-89716) on Form S-3 and registration statement (No. 333-27769) on Form S-3 of Kestrel
Energy, Inc. of our report dated September 29, 1997 relating to the consolidated balance sheets of Kestrel Energy, Inc. and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the June 30, 1997 Annual Report on Form 10-K of Kestrel Energy, Inc.

Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF in the year ended June 30, 1997.


                              /s/KPMG Peat Marwick LLP
                              KPMG Peat Marwick LLP


Denver, Colorado
October 13, 1997